TSYS(SM)    News Relase
--------------------------------------------------------------------------------

For Immediate Release

Contacts:
James B. Lipham                                           Leo S. Berard
Chief Financial Officer                                   Investor Relations
706.649.2262                                              706.649.5220

     TSYS Reports 17.2% Increase in Net Income for First Six Months of 2002
                   Company Confirms 20% Annual Earnings Growth

         Columbus, Ga., July 16, 2002 -- TSYS(R) today announced that its financial results were in line with the Company's forecast for the second quarter and first six months of 2002. The company reaffirms its 20% annual earnings growth estimate for 2002.

         "We are pleased to continue our history of organic earnings growth," said Richard W. Ussery, chairman and CEO of TSYS. "The second quarter is another example of the consistent growth that we have enjoyed in the payment processing business."

         Net income for the first six months of 2002 increased 17.2% to $56.2 million, up from $48.0 million in the same period last year. Basic earnings per share for the first half of 2002 increased to $0.29, up from $0.25 one year ago. Diluted earnings per share for the first half of 2002 increased to $0.28, up from $0.25 one year ago. Revenue for the first six months of 2002, was $460.8 million, an increase of 5.5%, compared with revenue of $436.6 million one year ago. Revenue for the first six months of 2002, excluding the amounts for reimbursable charges such as postage and courier charges, was $343.9 million, an increase of 9.4%, compared to one year ago.

         Net income for the quarter ending June 30, 2002, increased 13.0% to $29.3 million, up from $26.0 million in the same period last year. Basic and diluted earnings per share for the second quarter increased to $0.15, up from $0.13 one year ago. Revenue for the second quarter was $237.0 million, an increase of 7.3%, compared with revenue of $220.9 million one year ago. Revenue for the second quarter of 2002, excluding the amounts for reimbursable charges, was $177.1 million, an increase of 9.8%, compared to one year ago.

         "We are pleased with our financial results for the second quarter and first six months of 2002. Consumer and commercial accounts on file grew by 16.4% and 14.4%, respectively, over June 2001. With this growth, TSYS improved its net profit margin before reimbursable items for the first six months to 16.4% from 15.3% a year ago."

         Ussery continued, "We are committed to expanding our processing presence internationally. During the quarter, we expanded our reach in Europe by signing a letter of intent to process about 500,000 card accounts in a three-year pilot program for Barclaycard,

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TSYS Announces 17.2% Increase for First Six Months of 2002 Earnings/Page 2 of 5

one of Europe's largest consumer credit card issuers. TSYS expects to begin processing these accounts in January 2003 upon the execution of a definitive agreement. In addition, our international accounts on file grew by 25.4% over the second quarter last year. We are also expanding our international sales efforts by opening an office in Italy to support all of southern Europe."

         TSYS announced the deployment of TSYS ProphIT, a business process management solution for Charming Shoppes. Future development of TSYS ProphIT is expected to provide other financial institutions and retailers with a completely customized process management system that can integrate data from any processing system.

         "We have the best technology, people and service in the industry to grow our core business in North America and abroad. Our prospect list is the best that it has ever been. This is an exciting time at TSYS."

         TSYS will host its quarterly conference call at 4:30 p.m. EDT, July 16, 2002. The conference call can be accessed at www.tsys.com by clicking on the designated icon within the Highlights section of the site. The replay will be available 30-45 minutes after the call.

About TSYS

         TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in net income for the year 2002, expected conversions and processing of new accounts and the assumptions underlying such statements, including, with respect to TSYS' expected increase in net income; TSYS' expected internal growth rate for existing portfolios; an aggressive focus on expense control and productivity improvement; the successful implementation and market acceptance of new product offerings; expected increases in the number of accounts on file; expected increases in revenues; and expected increases in revenues attributable to international clients. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. The factors include, but are not limited to, lower than anticipated internal growth rates for TSYS' existing customers; TSYS' inability to control expenses and increase market share; TSYS' inability to successfully bring new products to market, including, but not limited to, stored value and e-commerce products; the inability of TSYS to grow its business through acquisitions; adverse developments with respect to entering into contracts with new clients and retaining current clients; TSYS' inability to increase the revenues derived from international sources; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS' inability to anticipate and respond to technological changes, particularly with respect to e-commerce; adverse developments with respect to the successful conversion of clients; the absence of significant changes in foreign exchange spreads between the United States and the countries TSYS transacts business in, to include Mexico, United Kingdom, Japan, Canada and the European Union; adverse developments with respect to the credit card industry in general; TSYS' inability to successfully manage any impact from slowing economic conditions or consumer spending;


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TSYS Announces 17.2% Increase for First Six Months of 2002 Earnings/Page 3 of 5


the occurrence of catastrophic events that would impact TSYS' or its major customers' operating facilities, communications systems and technology, or that has a material negative impact on current economic conditions or levels of consumer spending; revenues generated by sub-prime lending clients being less than anticipated; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.













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TSYS Announces 17.2% Increase for First Six Months of 2002 Earnings/Page 4 of 5

                                                           TSYS
                                                   Financial Highlights
                                          (In thousands, except per share data)
                                          ------------------------------------  ---------------------------------------
                                                   Three months ended                       Six months ended
                                                       June 30,                                  June 30,
                                          -----------------------------------   ---------------------------------------
                                                                    Percentage                              Percentage
                                                 2002        2001     Change          2002          2001      Change
                                          -------------  ---------- ----------  ------------   ------------ -----------
Revenues
  Electronic payment processing services  $    149,123       139,967    6.5 %   $    288,307        269,328      7.0 %
  Other services                                27,979        21,367   30.9           55,626         45,178     23.1
                                          ------------  ------------            ------------  -------------
    Revenues before reimbursables              177,102       161,334    9.8          343,933        314,506      9.4
  Reimbursable items                            59,912        59,560    0.6          116,907        122,122     (4.3)
                                          ------------  ------------            ------------  -------------
    Total revenues                             237,014       220,894    7.3          460,840        436,628      5.5
                                          ------------  ------------            ------------  -------------
Expenses
    Employment                                  70,910        62,517   13.4          136,739        123,802     10.4
    Occupancy & equipment                       41,051        43,863   (6.4)          84,683         84,920     (0.3)
    Other                                       28,069        19,970   40.6           50,157         41,560     20.7
    (Gain)/Loss on disposal of equipment                          74     na                3             94      na
                                          ------------  ------------            ------------  -------------
       Expenses before reimbursables           140,034       126,424   10.8          271,582        250,376      8.5
    Reimbursable items                          59,912        59,560    0.6          116,907        122,122     (4.3)
                                          ------------  ------------            ------------  -------------
       Total operating expenses                199,946       185,984    7.5          388,489        372,498      4.3

Equity in Income of  Joint Ventures              4,904         4,470    9.7            9,378          7,707     21.7
                                          ------------  ------------            ------------  -------------
Operating Income                                41,972        39,380    6.6           81,729         71,837     13.8

Other Income                                     1,120           560  100.0            1,313          1,594    (17.6)
                                          ------------  ------------            ------------  -------------
Income before Income Taxes                      43,092        39,940    7.9           83,042         73,431     13.1

Income Taxes                                    13,762        13,985   (1.6)          26,798         25,460      5.3
                                          ------------  ------------            ------------  -------------
Net Income                                $     29,330        25,955   13.0     $     56,244         47,971     17.2
                                          ============  ============            ============  =============
Basic Earnings Per Share                  $       0.15          0.13   11.7     $       0.29           0.25     15.9
                                          ============  ============            ============  =============
Diluted Earnings Per Share                $       0.15          0.13   11.9     $       0.28           0.25     16.0
                                          ============  ============            ============  =============
Dividend Declared Per Share               $     0.0175        0.0150            $     0.0325         0.0300
                                          ============  ============            ============  =============
Average Common Shares Outstanding          197,003,560   194,773,366             196,983,384    194,766,817
                                          ============  ============            ============  =============
Average Common and Common
  Equivalent Shares Outstanding            197,690,794   195,682,434            197,735,727     195,615,284
                                          ============  ============            ============  =============
Other (in millions)
------------------
Depreciation and amortization               $     15.4          14.5    6.4   $        29.2            27.3      7.2
                                          ============  ============            ============  =============


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TSYS Announces 17.2% Increase for First Six Months of 2002 Earnings/Page 5 of 5


                                                        TSYS
                                                  Segment Breakdown
                                                    (In thousands)

                                          Three Months Ended June 30, 2002            Three Months Ended June 30, 2001
                                       ----------------------------------------  -------------------------------------------
                                       Domestic-based International-based         Domestic-based  International-based
                                        Transaction    Transaction                Transaction     Transaction
                                        Processing     Processing   Consolidated  Processing      Processing    Consolidated
                                       ----------------------------------------  -------------------------------------------
Total revenue                            $ 220,737      16,669      237,406           216,116        5,054       221,170
Intersegment revenue                            (1)       (391)        (392)               (2)        (274)         (276)
                                       ----------------------------------------  -------------------------------------------
  Revenues from external customers       $ 220,736      16,278      237,014           216,114        4,780       220,894
                                       ========================================  ===========================================
Equity in income of joint ventures       $   4,690         214        4,904             3,937          533         4,470
                                       ========================================  ===========================================
Segment operating income                 $  40,562       1,410       41,972            45,534       (6,154)       39,380
                                       ========================================  ===========================================
Income tax expense                       $  13,091         671       13,762            16,316       (2,331)       13,985
                                       ========================================  ===========================================
Net Income                               $  28,325       1,005       29,330            29,827       (3,872)       25,955
                                       ========================================  ===========================================

                                          Six Months Ended June 30, 2002          Six Months Ended June 30, 2001
                                       ----------------------------------------  -------------------------------------------
                                       Domestic-based  International-based        Domestic-based  International-based
                                        Transaction    Transaction                Transaction     Transaction
                                        Processing     Processing   Consolidated  Processing      Processing    Consolidated
                                       ----------------------------------------  -------------------------------------------

Total revenue                            $ 429,889      31,743      461,632           429,311        7,879       437,190
Intersegment revenue                            (3)       (789)        (792)               (2)        (560)         (562)
                                       ----------------------------------------  -------------------------------------------
  Revenues from external customers       $ 429,886      30,954      460,840           429,309        7,319       436,628
                                       ========================================  ===========================================
Equity in income of joint ventures       $   8,917         461        9,378             6,554        1,153         7,707
                                       ========================================  ===========================================
Segment operating income                 $  80,066       1,663       81,729            83,967      (12,130)       71,837
                                       ========================================  ===========================================
Income tax expense                       $  26,021         777       26,798            29,937       (4,477)       25,460
                                       ========================================  ===========================================
Net Income                               $  55,210       1,034       56,244            55,625       (7,654)       47,971
                                       ========================================  ===========================================

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